[Form of Insider Letter - Sponsor]

[•], 2008

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street

Piraeus, Greece 185 38

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned, a stockholder of Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”), in consideration of J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters (the “Underwriters”) of the Company’s initial public offering, agreeing to underwrite an initial public offering (the “IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule I hereto):

1.

If the Company solicits approval of its stockholders of a Business Combination and/or Extension Period, the undersigned will vote (i) all Sponsor Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) all other shares acquired by the undersigned in the IPO or in the aftermarket in favor of the Business Combination and/or Extension Period.

2.

If a Transaction Failure occurs, the undersigned will take all reasonable actions within the undersigned’s power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO Shares in accordance with the Investment Management Trust Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trust Agreement”), and (ii) the Company to liquidate as soon as reasonably practicable after the Termination Date (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to (x) any distribution of the Trust Account with respect to the undersigned’s Sponsor Shares in connection with a liquidation, and (y) any remaining net assets of the Company after such liquidation. The undersigned hereby waives any Claim the undersigned may have in the future as a result or arising out of any contracts or agreements with the Company and will not seek recourse against the funds held in or distributed from the Trust Account for any reason. The undersigned hereby waives any right to demand conversion of the undersigned’s Sponsor Shares into any portion of the Trust Account. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of the undersigned’s Sponsor Shares.

3.

Except as disclosed in the Registration Statement, neither the undersigned nor any Affiliate of the undersigned will be entitled to receive, and such persons will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination, other than any out-of-pocket expenses incurred by the undersigned in connection with activities on the Company’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective target acquisitions to examine their operations.

4.

The undersigned agrees that, commencing on the Effective Date and extending until the earlier to occur of the closing of a Business Combination by the Company or a liquidation of the Company, the undersigned shall not form, invest in or become affiliated with a blank check company (other than the Company) operating in or intended to acquire a business in the marine transportation and logistics industry. The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of any of his or her obligations under this paragraph 4; (ii) monetary damages would not be an adequate remedy for any such breach; and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

5.

The undersigned agrees that, commencing on the Effective Date and extending until the earlier to occur of the closing of a Business Combination by the Company or a liquidation of the Company, the undersigned shall not form, invest in or become affiliated with a blank check company (other than the Company) operating in or intended to acquire a business in the marine transportation and logistics industry. The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of any of his or her obligations under this paragraph 4; (ii) monetary damages would not be an adequate remedy for any such breach; and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

6.

Neither the undersigned nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee, consulting fee or any other compensation in the event the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.

The undersigned will escrow the undersigned’s Sponsor Units and Sponsor Warrants in accordance with the terms of a Securities Escrow Agreement that the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company, acting as escrow agent.

8.	The undersigned represents and warrants to the Company that:
(a)

The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)

The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and the undersigned is not currently a defendant in any such criminal proceeding;

(c)

The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(d)

A petition under any federal bankruptcy laws or any state insolvency law was not filed by or against, nor was a receiver fiscal agent or similar officer appointed by a court for the business or property of the undersigned, or for any partnership in which the undersigned was a general partner within the past ten years;

(e)	The undersigned has not been subject to any order prohibiting and is not subject to any legal proceeding seeking to prohibit the undersigned from engaging in any type of business practice;

(f)

The undersigned has not been found by a court of competent jurisdiction in a civil action by the Securities and Exchange Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state securities law;

(g)

The undersigned has not been found by a court of competent jurisdiction in a civil action by the Commodity Futures Trading Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state commodities law; and

9.

The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage, and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) resulting from or arising out of any claim by any vendor, service provider or prospective target business, but only to the extent necessary to ensure that any such loss, liability, claim, damage or expense does not reduce the funds held in the Trust Account. The undersigned will have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within fifteen (15) days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that the undersigned will undertake such defense. Indemnification by the undersigned will not be available (a) as to any claims by a third party who execute a waiver (a “Third Party Waiver”) of any and all rights to seek access to the Trust Account, even if such Third Party Waiver is subsequently found to be invalid or unenforceable, (b) as to any engagement of, or agreement with, a third party that does not execute a waiver and the undersigned has not consented to such engagement or contract with such third party, and (c) as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that a vendor, service provider or prospective target business does not execute a Third Party Waiver, the undersigned will be liable, to the extent it consents to the transaction, only to the extent necessary to ensure that stockholders of the Company entitled to receive liquidation distributions receive no less than $9.95 per share upon liquidation. The Company will not engage, or enter into an agreement with, any vendor, service provider or prospective target business, as well any other entity, unless either (i) the undersigned consents to such engagement or agreement or (ii) such vendor, service provider, prospective target business or other entity executes a Third Party Waiver.

10.	The undersigned has full right, power, and authority to enter into this letter agreement without violating any agreement by which the undersigned is bound.
11.	The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.
12.

This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement; provided, further, that the following sections shall survive such termination: 2, 3, 4, 5, 6, 7, 8, 12, 14, 15 and 16.

13.

The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Company, the Underwriters and their respective legal representatives or agents (including any investigative search firm retained by any of the foregoing) any information they may have about the undersigned’s background and finances for the purposes of such party’s participation in the IPO.

14.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws. Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against the Company or the undersigned arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company hereby appoints, without power of revocation, Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., with an office at 666 Third Avenue, New York, New York, 10017, Attention of Kenneth R. Koch, Esq., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this letter agreement.

15.

Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.

16.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by a written instrument executed and delivered by the undersigned, the Company and the Underwriters.

Sincerely,

NAVIOS MARITIME HOLDINGS, INC.
By:
Name:
Title:

AGREED AND ACCEPTED:

NAVIOS MARITIME ACQUISITION CORPORATION
By:
Name:
Title:

J.P. MORGAN SECURITIES INC.
By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.
By:
Name:
Title:

[Signature Page - Letter Agreement - Sponsor]

SCHEDULE I

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Business Combination” shall have the meaning ascribed to it in the Registration Statement.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Extension Period” shall mean the extension, upon stockholder approval, of the period of time during which the Company may complete a Business Combination from 24 months to up to 36 months if the Company has entered into a letter of intent, agreement in principle or definitive agreement relating to a Business Combination within 24 months following the IPO and anticipates that it may not be able to consummate a Business Combination within 24 months of the IPO.

“Sponsors” shall mean all of the officers, directors and stockholders of the Company immediately prior to the IPO.

“Sponsor Shares” shall mean the shares of Common Stock comprising part of the Sponsor Units.

“Sponsor Units” shall mean all Units owned by a Sponsor immediately prior to the IPO. For the avoidance of doubt, Sponsor Units shall not include any IPO Shares purchased by Sponsors in connection with or subsequent to the IPO.

“IPO Shares” shall mean all shares of Common Stock, whether sold as part of the Units in the IPO or in the aftermarket, including any such shares held by a Sponsor or its affiliates, to the extent that it purchases such Common Stock in the IPO or in the aftermarket.

“Private Placement” shall mean the private placement by the Company of 7,600,000 Warrants prior to the IPO.

“Prospectus” shall mean the final prospectus filed with respect to the Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

“Registration Statement” shall mean the registration statement filed by the Company on Form F-1 with the SEC, and any amendment or supplement thereto, in connection with the IPO.

“SEC” shall mean the United States Securities and Exchange Commission.

“Sponsor Warrants” shall mean the warrants issued in the Private Placement.

“Termination Date” shall mean the 24-month anniversary of the date of the consummation of the IPO (or 36-month anniversary if extended pursuant to a stockholder vote as described in the Registration Statement).

“Transaction Failure” shall mean the failure to consummate a Business Combination within 24 months of the date of the consummation of the IPO (or within 36 months if extended pursuant to a stockholder vote as described in the Registration Statement).

“Trust Account” shall mean that certain trust account at Marfin Popular Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee, and in which the Company deposited the “total amount held in trust,” as described in the Prospectus.

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